EXHIBIT 23.2


To The Board of Directors
Yi Wan Group, Inc.


                       Consent of Independent Accountants
                               Yi Wan Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Yi Wan Group, Inc. of our report dated March 4, 2004, relating to the financial statements of Yi Wan Group, Inc. and subsidiaries as of December 31, 2003 and for the year ended.




/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP
-----------------------------------------------
Moore Stephens Wurth Frazer and Torbet, LLP

(formerly known as Moore Stephens Frazer and Torbet, LLP)


Walnut, California
June 25, 2004